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                                                                     Exhibit 3.2
                             BRANDYWINE REALTY TRUST
                             -----------------------

                                     BYLAWS
                                     ------

                                   ARTICLE I.

                                     OFFICES

         Section 1. Principal Office. The principal office of Brandywine Realty Trust (the "Trust") shall be located at such place or places as the Board of Trustees may designate.

         Section 2. Additional Offices. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         Section 1. Place. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be stated in the notice of the meeting.

         Section 2. Annual Meeting. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held annually and at the time set by the Trustees.

         Section 3. Special Meetings.

                  (a) General. The President, Chairman of the Board or Board of Trustees may call a special meeting of the shareholders. Subject to subsection
(b) of this Section 3, a special meeting of shareholders shall also be called by the Secretary of the Trust upon the written request of the shareholders in accordance with Article 7 of the Declaration of Trust of the Trust.

                  (b) (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their duly authorized proxies or other agents), shall bear the date of signature of each such shareholder (or proxy or other agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule
14a-11 thereunder. Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.
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                  (2) In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to vote not less than ten percent (the "Special Meeting Percentage") of the issued and outstanding Common Shares of Beneficial Interest (as defined in the Declaration of Trust) (the "Special Meeting Request") shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such shareholder (or proxy or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of beneficial interest of the Trust which are owned of record and beneficially by each such shareholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

                  (3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this
Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                  (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman or Board of Trustees, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the chairman or Board of Trustees may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.


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                  (5) If at any time as a result of written revocations of
requests for the special meeting, shareholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten days before the meeting if the secretary has first sent to all other requesting shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

                  (6) The chairman, President or the Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent at least ten percent of the issued and outstanding Common Shares of Beneficial Interest. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                  (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

                  (8) Notwithstanding the foregoing provisions of this Section 3, holders of a class or series of preferred shares of beneficial interest of the Trust may call a special meeting in accordance with applicable provisions of the Declaration of Trust or as otherwise permitted by law.

         Section 4. Notice. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.


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         Section 5. Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 6. Organization and Conduct of Meetings. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the president, the vice presidents in their order of rank and seniority or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations, and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 7. Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting or the shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.


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         Section 8. Voting. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Shareholders shall not be entitled to cumulate their votes in the election of Trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 9. Proxies. A shareholder may cast the votes entitled to be cast by the shares of beneficial interest owned of record by the shareholder, either in person or by proxy executed in any manner permitted by law by the shareholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

         Section 10. Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

         Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

         Section 11. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meetings. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.


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         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting.
If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         Section 13. No Shareholder Action by Written Consent. Subject to the rights of the holders of any series Preferred Shares to elect additional Trustees under specific circumstances, any action required or permitted to be taken by the shareholders of the Trust must be effected at an annual or special meeting of shareholders and may not be effected by any consent in writing by such shareholders.

         Section 14. Nominations and Proposals by Shareholders.

                  (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this
Section 14(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 14(a).

                           (2) For nominations for election to the Board of
Trustees or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 14, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice must be delivered to the secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for

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such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. A shareholder's notice to be proper must set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (a) the class and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's share ledger and current name and address, if different, and of such beneficial owner and (y) the class and number of shares of beneficial interest of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                           (3) Notwithstanding anything in the second sentence
of paragraph (a)(2) of this Section 14 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a shareholder's notice required by this Section 14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Trust.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting.

                  (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 14 and, if any proposed nomination or other business is not in compliance with this Section 14, to declare that such nomination or proposal shall be disregarded.


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                           (2) For purposes of this Section 14, (a) the "date of
mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Trust's common shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Securities and Exchange Commission.

                           (3) Notwithstanding the foregoing provisions of this
Section 14, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

         Section 15. Exemption of Certain Shares. All of the acquisitions of:
(i) the common shares of beneficial interest ("Common Shares") of the Trust now or hereafter owned by Safeguard Scientifics, Inc., The Nichols Company and any of their current or future affiliates or associates (collectively, the "SSI/TNC Affiliates"); (ii) the Common Shares and Preferred Shares now or hereafter owned by Commonwealth of Pennsylvania State Employees' Retirement System, RAI Real Estate Advisers, Inc. and any of their current or future affiliates or associates (collectively, the "SERS Affiliates");(iii) the Common Shares now or hereafter owned by Morgan Stanley Asset Management, Inc., Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio and Morgan Stanley, Sicav Subsidiary, SA and any of their current or future affiliates or associates (collectively, the "Morgan Affiliates"); and (iv) the Common Shares now or hereafter owned by Cohen & Steers Capital Management, Inc. and any of their current or future affiliates or associates (collectively, the "C&S Affiliates") are hereby exempted from Subtitle 7 of Title 3 of the Maryland General Corporation Law, and the Trust shall have no right to exercise the redemption right with respect to such Common Shares arising under said Subtitle 7. In no event will any Shareholder of the Trust have any rights under Section 3-708 of said Subtitle 7 as a result of the ownership by the SSI/TNC Affiliates of Common Shares or by the SERS Affiliates of Common Shares or Preferred Shares or by the Morgan Affiliates of Common Shares or by the C&S Affiliates of Common Shares as aforesaid. As used herein, the terms "affiliates" and "associates" have the respective meanings assigned to them in Subtitles 6 and 7, respectively, of said Title 3.

                                  ARTICLE III.

                                    TRUSTEES

         Section 1. General Powers: Qualifications. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         Section 2. Annual and Regular Meetings. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

         Section 3. Special Meetings. Special meetings of the Trustees may be called by or at the request of the chairman or chief executive officer or by one-half or more of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

         Section 4. Notice. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Trustee at his business, electronic mail or residence address. Notice by personal delivery, telephone, electronic mail, facsimile transmission or courier shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five business days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the Trustee or the Trustee's agent is personally given such notice in a telephone call to which the Trustee or the Trustee's agent is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Electronic mail shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Notice by courier shall be deemed to be given upon delivery to the address given to the Trust by the Trustee and receipt by such courier of a signature evidencing delivery thereat. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 5. Quorum. A whole number of Trustees equal to at least a majority of the Whole Board Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a quorum are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

         The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

         Section 6. Voting. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable law or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Trustees present at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater portion is required for such action by applicable law.

         Section 7. Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 8. Action by Written Consent of Trustees. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

         Section 9. Vacancies and Resignations. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees, even if such majority is less than a quorum. Any individual so elected as Trustee shall serve for the unexpired term of the trustee he is replacing until his successor has been duly elected and qualified. Any Trustee of the Trust may resign at any time by giving written notice of his resignation to the Board of Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time as specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         Section 10. Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the trustees, fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to trustees for attendance at each annual, regular or special meeting of the Trustees or of any committee thereof; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

         Section 11. Removal of Trustees. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

         Section 12. Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

         Section 13. Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 14. Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         Section 15. Certain Rights of Trustees, Officers, Employees and Agents. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust.

                                  ARTICLE IV.

                                   COMMITTEES

         Section 1. Number, Tenure and Qualifications. The Trustees may, by resolution or resolutions passed by a majority of the whole Board, appoint from among its members an Executive Committee, an Audit Committee and other committees, composed of one or more Trustees.

         Section 2. Powers. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees.

         Section 3. Committee Procedures. Each Committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the action of a majority of those present at a meeting at which a quorum is present shall be action of the committee. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the proceedings of such committee. The members of a committee may conduct any meeting thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

         Section 4. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Trust by its Trustees and officers as contemplated by the Declaration of Trust and these Bylaws, any two or more available members of the then incumbent Executive Committee, if any, shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Trust in accordance with the provisions of this Article. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available Trustees shall elect an Executive Committee composed of any two members of the Board of Trustees, whether or not they be officers of the Trust, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Trust in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Trustees passed form time to time for that purpose, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Trust to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.

                                   ARTICLE V.

                                    OFFICERS

         Section 1. General Provisions. The officers of the Trust may consist of a chairman of the board, a chief executive officer, one or more vice presidents, a chief financial officer, a secretary, and one or more assistant secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

         Section 2. Removal and Resignation. Any officer of the Trust may be removed by a majority of the members of the Whole Board if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the chairman of the board, the chief executive officer or the secretary. Any resignation shall take effect immediately after its receipt or at such late time specified therein. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         Section 3. Vacancies. A vacancy in any office may be filled by the Trustees for the balance of the term.

         Section 4. Chairman of the Board. The chairman of the board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him by the Trustees. Except where by law the signature of the chief executive officer is required, the chairman of the board shall possess the same power as the chief executive officer to sign deeds, mortgages, bonds, contracts or other instruments.

         Section 5. Chief Executive Officer. The Trustees may designate a chief executive officer from among the elected officers. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the management of the business affairs of the Trust. The chief executive officer shall in general supervise and control all of the business and affairs of the Trust. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Trustees from time to time.

         Section 6. Vice Presidents. In the absence of the chief executive officer or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election ) shall perform the duties of the chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer; and shall perform such other duties as form time to time may be assigned to him by the chief executive officer or by the Trustees. The Trustees may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

         Section 7. Secretary. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer or by the Trustees.

         Section 8. Chief Financial Officer. The chief financial officer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

         The chief financial officer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the chief executive officer and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as chief financial officer and of the financial condition of the Trust.

         If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration of the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

         Section 9. Assistant Secretaries. The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the secretary, or by the chief executive officer or the Trustees.

         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

                                  ARTICLE VI.

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trustees and upon the Trust when so authorized or ratified by action of the Board of Trustees and executed by an authorized person.

         Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust and in such manner as shall from time to time be determined by the Trustees.

         Section 3. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                  ARTICLE VII.

                                     SHARES

         Section 1. Certificates. Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Trustees to issue some or all of the shares of any or all classes or series without certificates. Each shareholder, upon written request to the Secretary of Trust, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the chief executive officer or a vice president and countersigned by the secretary or an assistant secretary or the chief financial officer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

         Section 2. Transfers. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Section 3. Lost Certificate. The Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Trustees may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 4. Closing of Transfer Books or Fixing of Record Date. The Trustees may set, in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

         In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at lest ten days before the date of such meeting.

         If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

         Section 5. Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shareholders of each class held by such shareholder.

         Section 6. Fractional Shares; Issuance of Units. Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII.

                                 ACCOUNTING YEAR

         The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                   ARTICLE IX.

                                    DIVIDENDS

         Section 1. Authorization. Dividends and other distributions upon the shares of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration.

         Section 2. Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as the reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve.

                                   ARTICLE X.

                               INVESTMENT POLICY

         Subject to the provisions of the Declaration of Trust, the Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as they shall deem appropriate in their sole discretion.

                                   ARTICLE XI.

                                      SEAL

         Section 1. Seal. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its organization. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. Affixing Seal. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                  ARTICLE XII.

                                INDEMNIFICATION

         To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee and at the request of the Trust, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of his status as a shareholder or former shareholder. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of his status as a Trustee, officer or shareholder provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and
(ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification and payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under
Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

                                  ARTICLE XIII.

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIV.

                              AMENDMENT OF BYLAWS

         The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

         The foregoing are certified as the Bylaws of the Trust, as amended, approved by the Trustees on June 27, 2003.

                                                     /s/ Brad A. Molotsky
                                                     ---------------------------
                                                     Secretary